AMENDMENT TO PROMISSORY NOTE

This Amendment to Promissory Note (this "Amendment") is made and entered into as of the 29th day of June, 2007 between Standard Renewable Energy, LP, a Texas limited partnership ("Lender") and Trulite, Inc., a Delaware corporation ("Debtor").

RECITALS

1. Debtor has executed that certain Promissory Note dated August 9, 2006 in the principal amount of $125,000 payable to Lender (the "Note").

2. Debtor and Lender desire to extend the maturity date of the Note to December 31, 2007.

3. Debtor and Lender desire to modify the interest rates bearable in the Note.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein and for other good and valuable consideration, Debtor and Lender hereby agree as follows:

1. The Note is hereby amended so that the term "Maturity Date" in the Note means December 31, 2007.

2. The Note is hereby amended to bear interest thereon at a rate per annum equal to the Prime Rate published in the July 2, 2007 *Wall Street Journal* plus four percent (4%) from July 2, 2007 until the Note is paid in full.

3. Except as amended hereby, the terms of the Note remain unchanged.

Executed as of the date first set forth above.

DEBTOR:

TRULITE, INC.

By: Jonathan H. Godshall
Name: JONATHAN GODSHALL
Title: PRESIDENT

LENDER:

STANDARD RENEWABLE ENERGY, LP

By: [signature]
Name: G. Wade Stubblefield
Title: CFO